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                                                                    EXHIBIT 99.1

(LITTELFUSE LOGO)               NEWS
                                Littelfuse, Inc.
                                800 East Northwest Highway Des Plaines, IL 60016
NEWS RELEASE                    (847) 824-1188 - (847) 391-0894 - FAX #

CONTACT: PHILIP G. FRANKLIN
VICE PRESIDENT, OPERATIONS SUPPORT & CFO (847) 391-0566

           LITTELFUSE TO MOVE MATAMOROS, MEXICO MANUFACTURING TO CHINA

     DES PLAINES, ILLINOIS, MARCH 5, 2008 - Littelfuse, Inc. (NASDAQ/NGS:LFUS) today announced plans to transfer its semiconductor assembly and test operation from Matamoros, Mexico to China in a phased transition over two years. Upon completion of the transfer, the Matamoros facility will be closed.

     The project is expected to generate approximately $7.4 million in annual savings once the transition is complete. This move will result in pre-tax restructuring charges and transition charges of approximately $6.3 million. Approximately $5.0 million of this amount will be recorded in the first quarter of 2008, with the remainder to be recorded throughout the transition period.

     Manufacturing operations will be consolidated into the company's existing assembly and test facility in Wuxi, China and subcontractors located in China. When the transfer is completed, semiconductor assembly and test operations will be in the same location as the company's new Wuxi wafer fabrication operation, which is scheduled to start production in the first quarter of 2009.

     "Combining assembly, testing and wafer fabrication into one facility will increase efficiency and reduce manufacturing costs," said Gordon Hunter, Chief Executive Officer of Littelfuse. "We are committed to making this transition as seamless as possible for our customers. As part of that commitment, we will maintain continuous production capabilities for all products throughout the move."

     The Matamoros facility produces thyristor surge protection and power control devices. Littelfuse acquired the Matamoros operation in 2003 through its acquisition of Teccor Electronics Corporation. Approximately 950 employees in Matamoros will be affected by the move.

     "This was a difficult decision given that Matamoros employees have been a significant part of our growth and success," said Hunter. "However, we believe this move is in the best interest of our company, our customers and our shareholders over the long term."

                                     -more-

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About Littelfuse

     As the worldwide leader in circuit protection products and solutions with annual sales of $536.1 million in 2007, the Littelfuse portfolio is backed by industry leading technical support, design and manufacturing expertise. Littelfuse products are vital components in virtually every product that uses electrical energy, including automobiles, computers, consumer electronics, handheld devices, industrial equipment, and telecom/datacom circuits. Littelfuse offers Teccor(R), Wickmann(R) and Pudenz(R) brand circuit protection products. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has sales, distribution, manufacturing and engineering facilities in Brazil, China, England, Germany, Hong Kong, India, Ireland, Japan, Korea, Mexico, the Netherlands, the Philippines, Singapore, Taiwan and the U.S.

     For more information, please visit Littelfuse's web site at www.littelfuse.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

This press release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations and the Private Securities Litigation Reform Act of 1995. Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks that may be detailed in the company's Annual Report on Form 10-K for the fiscal year ended December 29, 2007 under the heading "Risk Factors" and elsewhere in the company's other Securities and Exchange Commission filings. These forward looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the company cautions you not to place undue reliance on these forward looking statements as a number of important factors could cause actual future results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward looking statements. The company assumes no obligation to update this forward-looking information, except as required by law.

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